Exhibit 99.1

Contacts:

Media: 703.373.0200 or ir@arlingtonasset.com

Investors: Rich Konzmann at 703.373.0200 or ir@arlingtonasset.com

Arlington Asset Investment Corp. Reports Third Quarter 2022 Financial Results

McLean, VA, November 14, 2022 – Arlington Asset Investment Corp. (NYSE: AAIC) (the “Company” or “Arlington”) today reported financial results for the quarter ended September 30, 2022.

Third Quarter 2022 Financial Highlights

•
$6.45 per common share of book value
o
2.4% increase from prior quarter
o
8.0% increase over last four quarters
•
$0.10 per diluted common share of GAAP net income available to common shareholders
•
$0.11 per diluted common share of non-GAAP earnings available for distribution
o
$0.06 per diluted common share increase from second quarter of 2022
•
$0.07 per common share of book value accretion from the repurchase of capital stock including 1.7% of the outstanding shares of common stock
o
Purchased an additional 1.1% of the outstanding shares of common stock through November 11, 2022
o
10.2 million share remaining authorization, or $32 million of current market capitalization, as of November 11, 2022
•
1.2 to 1 “at risk” leverage ratio as of September 30, 2022
o
decrease from 1.6 to 1 as of June 30, 2022
•
$42 million of net cash proceeds from previously announced partial sale of 371 single-family residential ("SFR") properties that resulted in a $0.47 per common share increase to book value
o
$29 million of expected additional net cash proceeds from pending sale of remaining 251 SFR properties expected to close on or about December 1, 2022
o
28% expected total annualized return from overall SFR strategy over a five quarter investment period

“Arlington’s primary focus of preserving capital in the current economic environment once again proved to be beneficial for shareholders during the third quarter. Through another quarter of challenging financial markets, Arlington was able to generate a 2.4% economic return, its fifth consecutive quarter of a positive economic return. The Company's diversified investment strategy has enabled it to consistently grow book value per share during periods of volatile market conditions while traditional mortgage REITs have experienced losses. Over the last twelve months, the Company delivered a positive 8.0% economic return while its mortgage REIT peers have experienced a negative 16.6% economic return,” said J. Rock Tonkel, Jr., the Company's President and Chief Executive Officer.

“With our largest capital allocation in our mortgage servicing rights ("MSR") strategy, the Company's financial results benefited from another strong quarterly performance in our MSR related investments as higher rates and corresponding low prepayments contributed to our MSR investment portfolio generating a total annualized return of 25.3% during the third quarter.

"In the third quarter, the Company successfully completed its previously announced sale of 371 of its SFR rental properties at a significant gain that contributed $0.47 per share to our book value during the quarter. The Company has also announced today that on November 11, 2022 it entered into an agreement to sell its remaining SFR rental portfolio including the assumption of its financing facility for a gross sale price of $87.3 million that would result in estimated net cash proceeds of $29 million with a slight positive impact to book value. The transaction is expected to close in the fourth quarter and is contingent upon receiving final lender consent and other closing conditions. Assuming the second sale transaction is ultimately consummated, it would represent a culmination of an overall SFR investment strategy that we expect would result in a total annualized return of 28% with expected net cash proceeds of $71 million, including the realization of a $15 million gain over a five quarter investment period.

"In our credit investment strategy, the Company continued to migrate towards higher quality AAA rated liquid securities that now comprise 64% of its credit portfolio. The Company experienced strong returns in its credit investments producing a 17.6% annualized total return during the third quarter.

"During the third quarter, ongoing market volatility led to further widening of agency MBS spreads that negatively impacted agency mortgage investments. Although the wider spreads have led to increased current carry returns, the Company continues to take a cautious approach in allocating capital towards its levered agency MBS strategy with only 14% of its invested capital allocated to agency mortgages as of quarter-end.

“We continue to believe there is greater value in Arlington’s business than the public markets recognize. Since reinstituting our current common stock repurchase program in 2020, the Company has aggressively returned capital to shareholders by purchasing 26% of its outstanding shares, delivering $0.82 per share of accretion to shareholders.

“In the current market environment, capital preservation has been the Company's priority with a focus on harvesting capital and gains from successful investments, lowering leverage and increasing liquidity. Today, with 1.2x leverage, high cash yielding investments and ample liquidity, these actions have put the Company in a strong position to adapt to uncertain market conditions and to capitalize on attractive new opportunities that may arise as market conditions evolve that should benefit shareholders over time."

Third Quarter Investment Portfolio

As of September 30, 2022, the Company’s investment portfolio capital allocation was as follows (dollars in thousands):

	September 30, 2022
	Assets	Invested Capital Allocation (1)	Invested Capital Allocation (%)	Leverage (2)
MSR financing receivables	$164,585	$164,585	57%	0.2
Single-family residential properties	82,219	26,726	9%	2.1
Credit investments (3)	169,940	59,670	20%	1.8
Agency MBS (4)	208,124	40,814	14%	4.2
Total invested capital	$624,868	291,795	100%
Cash and other corporate capital, net		9,694
Total investable capital		$301,489		1.2

(1)
Our investable capital is calculated as the sum of our shareholders’ equity capital plus accumulated depreciation of our single-family residential properties and long-term unsecured debt.
(2)
Our leverage is measured as the ratio of the sum of our repurchase agreement financing, long-term debt secured by single-family residential properties, net payable or receivable for unsettled securities, net contractual forward purchase (sale) price of our TBA commitments and leverage within our MSR financing receivables less our cash and cash equivalents compared to our investable capital.
(3)
Includes our net investment of $24,782 in two variable interest entities with gross assets and liabilities of $207,383 and $182,601, respectively, that are consolidated for GAAP financial reporting purposes.
(4)
Agency MBS assets include the fair value of the agency MBS which underlie the Company's to-be-announced ("TBA") forward purchase and sale commitments. In accordance with GAAP, the Company's TBA forward commitments are reflected on the consolidated balance sheets as derivative assets and liabilities at fair value in the financial statement line items "other assets" and "other liabilities." As of September 30, 2022, the fair value of the agency MBS that underlie the Company's net short position in TBA commitments had a fair value of $(236,998) and a net carrying value of $4,023.

MSR Related Investments

The Company is party to agreements with a licensed, U.S. government sponsored enterprise (“GSE”) approved residential mortgage loan servicer that enable the Company to garner the economic return of an investment in an MSR purchased by the mortgage servicing counterparty. The arrangement allows the Company to participate in the economic benefits of investing in an MSR without holding the requisite licenses to purchase or hold MSRs directly. Under the terms of the arrangement, the Company provides capital to the mortgage servicing counterparty to purchase MSRs directly and the Company, in turn, receives all the economic benefits of the MSRs less a fee payable to the counterparty. At the Company’s request, the mortgage servicing counterparty may utilize leverage on the MSRs to which the Company’s MSR financing receivables are referenced to finance the purchase of additional MSRs to increase potential returns to the Company. These transactions are accounted for as financing receivables in the Company’s consolidated financial statements.

The Company’s MSR financing receivable investments as of September 30, 2022 are summarized in the tables below (dollars in thousands):

Amortized Cost Basis (1)	Unrealized Gain	Fair Value
$114,899	$49,686	$164,585

(1)
Represents capital investments plus accretion of interest income net of cash distributions.

MSR Financing Receivable Underlying Reference Amounts:
MSRs	Financing	Advances Receivable	Cash and Other Net Receivables	Counterparty Incentive Fee Accrual	MSR Financing Receivables	Implicit Leverage
$190,085	$(27,863)	$2,244	$13,176	$(13,057)	$164,585	0.2

Underlying Reference MSRs:
Holder of Loans	Unpaid Principal Balance	Weighted-Average Note Rate	Weighted-Average Servicing Fee	Weighted-Average Loan Age	Price	Multiple (1)	Fair Value
Fannie Mae	$12,764,245	3.09%	0.25%	21 months	1.37%	5.48	$175,230
Freddie Mac	1,045,337	3.72%	0.25%	19 months	1.42%	5.68	14,855
Total/weighted-average	$13,809,582	3.14%	0.25%	21 months	1.38%	5.50	$190,085

(1)
Calculated as the underlying MSR price divided by the weighted-average servicing fee.

As of September 30, 2022, the mortgage servicing counterparty had drawn $27.9 million of financing under its credit facility collateralized by the MSRs to which the Company’s MSR financing receivables are referenced, resulting in an implicit leverage ratio of 0.2 to 1. The weighted average yield on the Company’s MSR financing receivables was 15.95% for the third quarter of 2022 compared to 15.28% for the second quarter of 2022, and the actual weighted-average constant prepayment rate (“CPR”) for the MSRs underlying the Company’s MSR financing receivables was 6.48% for the third quarter of 2022 compared to 8.10% for the second quarter of 2022.

Single-family Residential Investments

As of September 30, 2022, the Company owned 246 SFR properties for a total cost of $82.2 million and had commitments to acquire an additional five SFR properties for an aggregate purchase price of $1.5 million. The timing of the earnings benefit to the Company from investing in SFR rental properties is dictated by the pace of home purchases, the level of any property level refurbishments required after purchase and the length of the lease marketing period. The Company expects the time period between the date of settlement of the home purchase to the date the house is occupied by a tenant to average between 30 to 60 days. During the period prior to a lease commencement, the Company is incurring costs to hold the property including real estate taxes, insurance, homeowner association fees and interest costs.

As of September 30, 2022, the Company’s SFR portfolio is summarized in the tables below (dollars in thousands):

September 30, 2022
Investments in single-family residential real estate:
Land	$13,646
Buildings and improvements	68,573
Investments in single-family residential real estate, at cost	82,219
Less: accumulated depreciation	(977)
Investments in single-family residential real estate, net	$81,242

Market	Number of Properties	Gross Book Value	Average Gross Book Value	Average Square Feet	Average Year Built
Atlanta, GA	56	$20,082	$359	2,099	2006
Dallas, TX	49	17,894	365	1,874	2015
Huntsville, AL	34	11,850	349	2,203	2016
Birmingham, AL	35	9,606	274	1,653	2017
Tulsa, OK	29	8,548	295	1,842	2016
Charlotte, NC	18	6,593	366	1,915	2009
Kansas City, MO	16	5,020	314	1,969	2014
Memphis, TN	9	2,626	292	1,761	2005
Total/weighted average	246	$82,219	$334	1,940	2013

Status of Property	Number of Properties	Gross Book Value
In rehabilitation	4	$1,341
In marketing	25	8,706
Leased not yet occupied	3	1,030
Leased and occupied	214	71,142
Total	246	$82,219

As of September 30, 2022, the Company had drawn $57.0 million under its $150 million credit facility. Advances may be drawn up to 74% of the fair value of eligible SFR properties with an advance period that expires in March 2023 with the outstanding principal balance due in October 2026. Advances under the facility bear interest at a fixed rate of 2.76%.

On August 19, 2022, the Company closed on its previously announced sale of 371 SFR properties for $130.0 million for a net gain of $14.4 million.

The Company also announced today that it has entered into an agreement on November 11, 2022 to sell its remaining SFR investment portfolio including the assumption of the secured credit facility for a gross sale price of $87.3 million. The sale transaction is expected to close in the fourth quarter of 2022 and is contingent upon receiving lender consent and other closing conditions. If consummated, the Company would expect to receive estimated net cash proceeds of $29 million and would be expected to have a slight positive impact to the Company's book value per share.

Credit Investments

The Company’s credit investments generally include mortgage loans secured by residential or commercial real property or MBS collateralized by residential or commercial mortgage loans or residential solar panel loans (“non-agency” MBS or ABS). As of September 30, 2022, the Company’s credit investment portfolio at fair value was comprised of the following (dollars in thousands):

	Fair Value (1)	Market Price	Leverage
Commercial MBS	$108,330	$99.84	4.9
Commercial mortgage loan	29,375	100.00	2.3
Residential MBS - interest-only (2)	18,970	8.24	—
Residential MBS (2)	1,035	63.86	—
Business purpose residential MBS (3)	9,882	91.16	—
Residential solar panel loan ABS	2,348	46.40	—
Total/weighted-average	$169,940		1.8

(1)
For credit investments in securities, includes contractual accrued interest receivable.

(2)
Residential MBS - interest-only and residential MBS, in combination, reflect our net investment at fair value of $20,005 in a VIE that is consolidated for GAAP financial reporting purposes.
(3)
Includes our net investment at fair value of $4,777 in a VIE that is consolidated for GAAP financial reporting purposes.

As of September 30, 2022, the Company had $89.8 million in repurchase agreements outstanding with a weighted average rate of 3.68% and remaining weighted average maturity of 27 days secured by $99.8 million of non-agency MBS at fair value. As of September 30, 2022, the Company had a $20.6 million repurchase agreement outstanding with a rate of 5.27% and remaining maturity of 327 days secured by a $29.4 million commercial mortgage loan at fair value.

Agency MBS

The Company’s agency MBS consist of residential mortgage pass-through certificates for which the principal and interest payments are guaranteed by a government sponsored enterprise, such as the Federal National Mortgage Association (“Fannie Mae”) or the Federal Home Loan Mortgage Corporation (“Freddie Mac”). As of September 30, 2022, the Company’s agency MBS investment portfolio totaled $208.1 million at fair value comprised of $445.1 million of specified agency MBS and $(237.0) million of net short to-be-announced ("TBA") agency MBS. As of September 30, 2022, the Company's specified agency MBS investment portfolio was comprised of the following (dollars in thousands):

	Unpaid Principal Balance	Net Unamortized Purchase Premiums (Discounts)	Amortized Cost Basis	Net Unrealized Gain (Loss)	Fair Value	Market Price	Coupon	Weighted Average Expected Remaining Life
30-year fixed rate:
3.0%	$69,786	$(2,528)	$67,258	$(6,307)	$60,951	$87.34	3.00%	10.3
4.0%	198,079	1,206	199,285	(15,079)	184,206	93.00	4.00%	9.3
4.5%	209,514	(4,032)	205,482	(5,525)	199,957	95.44	4.50%	9.7
5.5%	7	—	7	1	8	102.82	5.50%	6.2
Total/weighted-average	$477,386	$(5,354)	$472,032	$(26,910)	$445,122	$93.24	4.07%	9.6

The Company’s weighted average yield on its specified agency MBS was 3.98% for the third quarter of 2022 compared to 2.95% for the second quarter of 2022, and the actual weighted-average CPR for the Company’s specified agency MBS was 6.36% for the third quarter of 2022 compared to 8.40% for the second quarter of 2022.

As of September 30, 2022, the Company's net short TBA agency MBS investment portfolio was comprised of the following (dollars in thousands):

	Notional Amount:
	Net Long (Short)	Implied	Implied	Net Carrying
	Position (1)	Cost Basis (2)	Fair Value (3)	Amount (4)
3.5% 30-year MBS sale commitments	$(60,000)	$(56,803)	$(53,897)	$2,906
4.0% 30-year MBS sale commitments	(100,000)	(93,359)	(92,680)	679
4.5% 30-year MBS sale commitments	(95,000)	(90,859)	(90,421)	438
Total net long (short) agency TBA positions	$(255,000)	$(241,021)	$(236,998)	$4,023

(1)
Notional amount represents the unpaid principal balance of the underlying agency MBS.
(2)
Implied cost basis represents the contractual forward price for the underlying agency MBS.
(3)
Implied fair value represents the current fair value of the underlying agency MBS.
(4)
Net carrying amount represents the difference between the implied cost basis and the implied fair value of the underlying agency MBS. This amount is reflected on the Company's consolidated balance sheets as a component of "other assets" and "other liabilities."

As of September 30, 2022, the Company had $319.5 million of repurchase agreements outstanding with a weighted average rate of 3.02% and remaining weighted average maturity of 13 days secured by an aggregate of $336.3 million of agency MBS at fair value. The Company’s weighted average cost of repurchase agreement funding secured by agency MBS was 2.33% during the third quarter of 2022 compared to 0.80% during the second quarter of 2022.

The Company enters into various hedging transactions to mitigate the interest rate sensitivity of its cost borrowing and the value of its fixed-rate agency MBS. Under the terms of the Company’s interest rate swap agreements, the Company pays annual or semiannual interest payments based on a fixed rate and receives variable interest payments based upon either the prevailing three-month London Interbank Offered Rate (“LIBOR”) or Secured Overnight Financing Rate (“SOFR”). As of September 30, 2022, the Company’s interest swap agreements were comprised of the following (dollars in thousands):

		Weighted-average:
	Notional Amount	Fixed Pay Rate	Variable Receive Rate	Net Receive (Pay) Rate	Remaining Life (Years)
Years to maturity:
Less than 3 years	$125,000	1.82%	2.78%	0.96%	1.6
3 to less than 10 years	70,000	2.53%	3.11%	0.58%	5.4
Total / weighted-average	$195,000	2.07%	2.90%	0.83%	3.0

The Company’s weighted average net receive rate of its interest rate swap agreements was 0.55% during the third quarter of 2022 compared to net pay rate of (0.53)% during the second quarter of 2022. Under GAAP, the Company has not designated these transactions as hedging instruments for financial reporting purposes and, therefore, all gains and losses on its hedging instruments are recorded to line item "investment and derivative gains (losses), net" in the Company’s financial statements.

Other Third Quarter 2022 Financial Highlights

The Company’s book value was $6.45 per common share as of September 30, 2022 compared to $6.30 per common share as of June 30, 2022. Book value per common share is calculated as total equity plus accumulated depreciation of SFR properties less the preferred stock liquidation preference divided by common shares outstanding plus vested restricted stock units convertible into common stock less unvested restricted common stock.

The Company’s “at risk” leverage ratio was 1.2 to 1 as of September 30, 2022 compared to 1.6 to 1 as of June 30, 2022. The Company’s “at risk” leverage ratio is calculated as the sum of the Company’s repurchase agreement financing, long-term debt secured by single-family properties, net payable or receivable for unsettled securities, net contractual price of TBA purchase and sale commitments and financing embedded in its MSR financing receivables less cash and cash equivalents compared to the Company’s investable capital measured as the sum of the Company’s shareholders’ equity and long-term unsecured debt.

During the third quarter of 2022, the Company repurchased 0.5 million shares of its common stock at an average price of $3.14 per share for a total purchase cost of $1.5 million, representing 1.7% of common stock outstanding as of June 30, 2022. Subsequent to September 30, 2022, the Company repurchased an additional 0.3 million shares of its common stock at an average price of $2.92 per share for a total purchase cost of $0.9 million, representing 1.1% of common stock outstanding as of September 30, 2022. Currently, the Company has remaining authorization from its Board of Directors to repurchase up to 10.2 million shares of its common stock. In addition, during the third quarter of 2022, the Company repurchased 0.1 million shares of Series C Preferred Stock at an average price of $20.54 per share for a total purchase cost of $1.6 million.

Conference Call

The Company will hold a conference call for investors at 10:00 A.M. Eastern Time on Tuesday, November 15, 2022 to discuss the Company’s third quarter 2022 results.

Investors may listen to the earnings call via the internet at: http://www.arlingtonasset.com/index.php?s=19. Replays of the earnings call will be available for 60 days via webcast at the Internet address provided above, beginning two hours after the call ends.

Additional Information

The Company will make available additional quarterly information for the benefit of its shareholders through a supplemental presentation that will be available at the Company's website, www.arlingtonasset.com. The presentation will be available on the Webcasts and Presentations section located under the Updates & Events tab of the Company's website.

About the Company

Arlington Asset Investment Corp. (NYSE: AAIC) currently invests primarily in mortgage related and residential real estate and has elected to be taxed as a REIT. The Company is headquartered in the Washington, D.C. metropolitan area. For more information, please visit www.arlingtonasset.com.

Statements concerning interest rates, portfolio allocation, financing costs, portfolio hedging, prepayments, dividends, book value, utilization of loss carryforwards, any change in long-term tax structures (including any REIT election), use of equity raise proceeds and any other guidance on present or future periods constitute forward-looking statements that are subject to a number of factors, risks and uncertainties that might cause actual results to differ materially from stated expectations or current circumstances. These factors include, but are not limited to, the uncertainty and economic impact of the ongoing coronavirus (COVID-19) pandemic and the measures taken by the government to address it, including the impact on our business, financial condition, liquidity and results of operations due to a significant decrease in economic activity and disruptions in our financing operations, among other factors, changes in interest rates, increased costs of borrowing, decreased interest spreads, credit risks underlying the Company’s assets, especially related to the Company’s mortgage credit investments, our ability to close on the sale of single-family residential homes described herein, and to realize the expected benefits from such sale, changes in political and monetary policies, changes in default rates, changes in prepayment rates and other assumptions underlying our estimates related to our projections of future core earnings, changes in the Company’s returns, changes in the use of the Company’s tax benefits, the Company’s ability to qualify and maintain qualification as a REIT, changes in the agency MBS asset yield, changes in the Company’s monetization of net operating loss carryforwards, changes in the Company’s investment strategy, changes in the Company’s ability to generate cash earnings and dividends, preservation and utilization of the Company’s net operating loss and net capital loss carryforwards, impacts of changes to and changes by Fannie Mae and Freddie Mac, actions taken by the U.S. Federal Reserve, the Federal Housing Finance Agency and the U.S. Treasury, availability of opportunities that meet or exceed the Company’s risk adjusted return expectations, ability and willingness to make future dividends, ability to generate sufficient cash through retained earnings to satisfy capital needs, and general economic, political, regulatory and market conditions. These and other material risks are described in the Company's most recent Annual Report on Form 10-K and any other documents filed by the Company with the SEC from time to time, which are available from the Company and from the SEC, and you should read and understand these risks when evaluating any forward-looking statement. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time, and it is not possible to predict those events or how they may affect the Company. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Financial data to follow

ARLINGTON ASSET INVESTMENT CORP.

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except per share amounts)

(Unaudited)

	September 30, 2022	June 30, 2022
ASSETS
Cash and cash equivalents (includes $560 and $247, respectively, from consolidated VIEs)	$13,803	$9,575
Restricted cash	590	1,270
Restricted cash of consolidated VIEs	1,954	4,649
Agency mortgage-backed securities, at fair value	445,122	382,357
MSR financing receivables, at fair value	164,585	120,260
Credit investments, at fair value	145,158	142,903
Mortgage loans of consolidated VIEs, at fair value	203,456	225,004
Single-family residential real estate (net of $977 and $326, respectively, of accumulated depreciation)	81,242	68,190
Single-family residential real estate held-for-sale (net of $-0- and $1,288, respectively, of accumulated depreciation)	—	112,979
Deposits	3,228	4,623
Other assets (includes $1,413 and $1,401, respectively, from consolidated VIEs)	15,003	12,945
Total assets	$1,074,141	$1,084,755
LIABILITIES AND EQUITY
Liabilities:
Repurchase agreements	$429,910	$329,994
Purchased securities payable	93,081	114,410
Secured debt of consolidated VIEs, at fair value	182,336	205,497
Long-term unsecured debt	86,302	86,199
Long-term debt secured by single-family properties	56,801	122,770
Other liabilities (includes $265 and $275, respectively, from consolidated VIEs)	11,501	12,187
Total liabilities	859,931	871,057
Equity:
Preferred stock (liquidation preference of $33,612 and $35,609, respectively)	32,968	34,608
Common stock	286	291
Additional paid-in capital	2,024,746	2,025,345
Accumulated deficit	(1,843,790)	(1,846,546)
Total equity	214,210	213,698
Total liabilities and equity	$1,074,141	$1,084,755
Book value per common share (1)	$6.45	$6.30
Common shares outstanding (in thousands) (2)	28,154	28,529

(1) Book value per common share is calculated as total equity plus accumulated depreciation of single-family residential real estate less the preferred stock liquidation preference divided by common shares outstanding.

(2) Represents common shares outstanding plus vested restricted stock units convertible into common stock less shares of unvested restricted common stock. The amount of unvested restricted common stock was 1,023 as of September 30, 2022. Does not include performance-based units that are convertible into common stock following both the achievement of performance goals over applicable performance periods and continued employment. The number of shares of common stock issuable under outstanding performance-based units can range from zero to 4,848 as of September 30, 2022.

	September 30, 2022	June 30, 2022
Assets and liabilities of consolidated VIEs:
Cash and restricted cash	$2,514	$4,896
Mortgage loans, at fair value	203,456	225,004
Other assets	1,413	1,401
Secured debt, at fair value	(182,336)	(205,497)
Other liabilities	(265)	(275)
Net investment in consolidated VIEs	$24,782	$25,529

ARLINGTON ASSET INVESTMENT CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share data)

(Unaudited)

	Three Months Ended
	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Interest income
MSR financing receivables	$3,608	$3,983	$3,382	$2,589
Agency mortgage-backed securities	3,631	2,065	1,492	2,206
Credit securities and loans	2,736	991	853	772
Mortgage loans of consolidated VIEs	2,303	1,611	1,354	144
Other	110	113	325	169
Total interest and other income	12,388	8,763	7,406	5,880
Rent revenues from single-family properties	2,103	2,137	1,064	259
Interest expense
Repurchase agreements	2,863	763	276	286
Long-term debt secured by single-family properties	741	718	408	151
Long-term unsecured debt	1,456	1,400	1,370	1,376
Secured debt of consolidated VIEs	912	1,578	1,188	20
Total interest expense	5,972	4,459	3,242	1,833
Single-family property operating expenses	1,872	1,915	1,531	593
Net operating income	6,647	4,526	3,697	3,713
Investment and derivative gain (loss), net	1,235	370	(827)	3,909
General and administrative expenses
Compensation and benefits	2,256	2,324	2,065	1,855
Other general and administrative expenses	1,121	1,463	1,219	1,125
Total general and administrative expenses	3,377	3,787	3,284	2,980
Income (loss) before income taxes	4,505	1,109	(414)	4,642
Income tax provision	1,074	802	2,287	808
Net income (loss)	3,431	307	(2,701)	3,834
Dividend on preferred stock	(675)	(707)	(742)	(739)
Net income (loss) available (attributable) to common stock	$2,756	$(400)	$(3,443)	$3,095
Basic earnings (loss) per common share	$0.10	$(0.01)	$(0.12)	$0.10
Diluted earnings (loss) per common share	$0.10	$(0.01)	$(0.12)	$0.10
Weighted average common shares outstanding (in thousands)
Basic	28,338	28,766	29,832	31,100
Diluted	28,913	28,766	29,832	31,421

Non-GAAP Earnings Available for Distribution

In addition to the results of operations determined in accordance with GAAP, we also report a non-GAAP financial measure "earnings available for distribution" . We define earnings available for distribution as net income available to common stock determined in accordance with GAAP adjusted for the following items:

•
Plus (less) realized and unrealized losses (gains) on investments and derivatives;
•
Plus (less) income tax provision (benefit) for TRS realized and unrealized gains and losses on investments and derivatives
•
Plus TBA dollar roll income (expense)
•
Plus (less) interest rate swap net interest income (expense)
•
Plus depreciation of single-family residential properties
•
Plus stock-based compensation

Realized and unrealized gains and losses recognized with respect to our mortgage related investments and economic hedging instruments, which are reported in line item “investment and derivative gain (loss), net” of our consolidated statements of comprehensive income, other than TBA dollar roll income and interest rate swap net interest income or expense, are excluded from the computation of earnings available for distribution as such gains on losses are not reflective of the economic interest income earned or interest expense incurred from our interest-bearing financial assets and liabilities during the indicated reporting period. Because our long-term-focused investment strategy for our mortgage related investment portfolio is to generate a net spread on the leveraged assets while prudently hedging periodic changes in the fair value of those assets attributable to changes in benchmark interest rates, we generally expect the fluctuations in the fair value of our mortgage related investments and economic hedging instruments to largely offset one another over time. In addition, certain of our investments are held by our TRS which is subject to U.S. federal and state corporate income taxes. In calculating earnings available for distribution, any income tax provision or benefit associated with gains or losses on our mortgage related investments and economic hedging instruments are also excluded from earnings available for distribution.

TBA dollar roll income (expense) represents the economic equivalent of net interest income (expense) generated from our transactions in non-specified fixed-rate agency MBS, executed through sequential series of forward-settling purchase and sale transactions that are settled on a net basis (known as “dollar roll” transactions). Dollar roll income (expense) is generated (incurred) as a result of delaying, or “rolling,” the settlement of a forward-settling purchase (sale) of a TBA agency MBS by entering into an offsetting “spot” sale (purchase) with the same counterparty prior to the settlement date, net settling the “paired-off” positions in cash, and contemporaneously entering another forward-settling purchase (sale) with the same counterparty of a TBA agency MBS of the same essential characteristics for a later settlement date at a price discount relative to the spot sale (purchase). The price discount of the forward-settling purchase (sale) relative to the contemporaneously executed spot sale (purchase) reflects compensation to the seller for the interest income (inclusive of expected prepayments) that, at the time of sale, is expected to be foregone as a result of relinquishing beneficial ownership of the MBS from the settlement date of the spot sale until the settlement date of the forward purchase, net of implied repurchase financing costs. We calculate dollar roll income (expense) as the excess of the spot sale (purchase) price over the forward-settling purchase (sale) price and recognize this amount ratably over the period beginning on the settlement date of the sale (purchase) and ending on the settlement date of the forward purchase (sale). In our consolidated statements of comprehensive income prepared in accordance with GAAP, TBA agency MBS dollar roll income (expense) is reported as a component of the overall periodic change in the fair value of TBA forward commitments within the line item “investment and derivative gain (loss), net.”

We utilize interest rate swap agreements to economically hedge a portion of our exposure to variability in future interest cash flows, attributable to changes in benchmark interest rates, associated with future roll-overs of our short-term repurchase agreement financing arrangements. Accordingly, the net interest income earned or expense incurred (commonly referred to as “net interest carry”) from our interest rate swap agreements in combination with repurchase agreement interest expense recognized in accordance with GAAP represents our effective “economic interest expense.” In our consolidated statements of comprehensive income prepared in accordance with GAAP, the net interest income earned or expense incurred from interest rate swap agreements is reported as a component of the overall periodic change in the fair value of derivative instruments within the line item “investment and derivative gain (loss), net.”

The following table provides a reconciliation of GAAP net income (loss) available (attributable) to common stock for the last four fiscal quarters (unaudited, dollars in thousands):

	Three Months Ended
	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Net income (loss) available (attributable) to common stock	$2,756	$(400)	$(3,443)	$3,095
Add (less):
Investment and derivative (gain) loss, net	(1,235)	(370)	827	(3,909)
Income tax provision for TRS investment gain	406	496	2,058	679
Depreciation of single-family residential properties	632	604	715	287
Stock-based compensation expense	919	992	761	523
Add back:
TBA dollar roll (expense) income	(421)	280	823	465
Interest rate swap net interest income (expense)	258	(282)	(291)	(653)
Non-GAAP earnings available for distribution	$3,315	$1,320	$1,450	$487
Non-GAAP earnings available for distribution per diluted common share	$0.11	$0.05	$0.05	$0.02
Weighted average diluted common shares outstanding	28,913	29,300	30,315	31,421

Earnings available for distribution is used by management to evaluate the financial performance of our long-term-focused, net interest spread-based investment strategy and core business activities over periods of time as well as assist with the determination of the appropriate level of periodic dividends to common stockholders. In addition, we believe that earnings available for distribution assists investors in understanding and evaluating the financial performance of our long-term-focused, net interest spread-based investment strategy and core business activities over periods of time as well as its earnings capacity.

A limitation of utilizing this non-GAAP financial measure is that the effect of accounting for all events or transactions in accordance with GAAP does, in fact, reflect the financial results of our business and these effects should not be ignored when evaluating and analyzing our financial results. In addition, our calculation of earnings available for distribution may not be comparable to other similarly titled measures of other companies. Therefore, we believe that earnings available for distribution should be considered as a supplement to, and in conjunction with, net income and comprehensive income determined in accordance with GAAP. Furthermore, there may be differences between earnings available for distribution and taxable income determined in accordance with the Internal Revenue Code. As a REIT, we are required to distribute at least 90% of our REIT taxable income (subject to certain adjustments) to qualify as a REIT and all of our taxable income in order to not be subject to any U.S. federal or state corporate income taxes. Accordingly, earnings available for distribution may not equal our distribution requirements as a REIT.